EXHIBIT 10.3


                                JOINT VENTURE AND
                            STOCK PURCHASE AGREEMENT


         This Joint Venture and Stock Purchase Agreement (this "AGREEMENT") is entered into as of December 6, 1999 (the "EFFECTIVE DATE") between Interactive Network Inc, a California corporation ("IN") and Two Way TV Ltd., a corporation organized under the laws of England and Wales ("TW") (IN and TW are hereinafter collectively referred to as "PURCHASERS" and each individually as a "PURCHASER").

                                    RECITALS


         A. IN has been, among other things, in the business of developing, marketing and selling certain software and hardware products for interactive television systems and other telecommunications uses, and has developed valuable intellectual property related to such products and services.

         B. TW is, among other things, in the business of designing, developing and licensing certain technology useful for interactive television and other telecommunications applications, and has developed valuable intellectual property related to such technology.

         C. Subject to the conditions set forth herein, IN and TW have agreed to establish a Delaware corporation (the "COMPANY") to develop, market and supply digital (as well as analog) interactive and related services, products and technology in the Territory (as defined in the Joint Venture License Agreement in the form attached hereto as Exhibit A among the Company, IN and TW (the "JOINT VENTURE LICENSE AGREEMENT")).

         D. Subject to the conditions set forth herein, IN and TW have agreed to enter into a Stockholders Agreement with the Company in the form attached hereto as Exhibit B (the "STOCKHOLDERS AGREEMENT"), an Investor Rights Agreement with the Company in the form attached hereto as Exhibit C (the "INVESTOR RIGHTS AGREEMENT" and, together with this Agreement and the Stockholders Agreement, the "CORPORATE DOCUMENTS"), and the Joint Venture License Agreement to establish and govern the operations of the Company. Subject to the conditions set forth herein, IN and TW also have agreed to enter into a Termination and License Agreement in the form attached hereto as Exhibit D (the "TERMINATION AND LICENSE AGREEMENT") with respect to the license of certain of IN's patents directly to TW for use outside of the Territory described above.

         Now, therefore, the parties hereto agree to the following:

         1. PURCHASE OF SHARES. On the Closing Date (as defined in Section 6) and subject to the terms and conditions of this Agreement, each Purchaser shall purchase from the Company, and the Purchasers shall cause the Company to sell to each Purchaser, 2,500,000 shares of the Company's common stock (the "SHARES") at a purchase price of $500,000 (the "PURCHASE PRICE") or $0.20 per Share. Upon its receipt of the entire Purchase Price, the Purchasers shall cause the Company to issue a duly executed stock certificate evidencing the Shares registered in each Purchaser's name in accordance with Section 14.

         2. REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER. Each Purchaser represents and warrants that:

              (a) ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, it has the corporate power and is authorized under its charter documents to carry on its business as now conducted, and it is qualified to transact business and is in good standing in its jurisdiction of incorporation.

              (b) AUTHORIZATIONS. Purchaser has performed all corporate actions and received all corporate authorizations necessary to execute and deliver each of the Corporate Documents and (subject to Section 6(i)) to perform its obligations thereunder and each of the Corporate Documents is, or when executed and delivered shall be, valid, binding and enforceable against it (subject to applicable principles of equity and bankruptcy and insolvency laws).

              (c) GOVERNMENTAL LICENSES. Purchaser has the power and authority and all material governmental licenses, authorizations, consents and approvals to be obtained within that jurisdiction of incorporation to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Corporate Documents (but only to the extent that failure to do so would not have a material adverse effect on the Company's business).

              (d) THIRD PARTIES. Except as described in Section 6(i) or as may be required (with respect to notices required to be made after the Effective Date, which notices shall be filed in a timely manner) by the Securities and Exchange Commission, the National Association of Securities Dealers or NASDAQ, there are no (A) non-governmental third parties or (B) governmental or regulatory entities in the United States who are entitled to any notice of the transaction, licenses and services contemplated hereunder or whose consent is required to be obtained by Purchaser for the consummation of the transaction contemplated hereunder.

              (e) NO CLAIMS. To the best of Purchaser's knowledge, (a) no claims have been made in respect of the Corporate Documents and no demands of any third party have been made pertaining to them, and (b) no proceedings have been instituted or are pending or threatened that challenge the rights of Purchaser in respect thereof.

         3. INDEMNIFICATION.

              (a) TW OBLIGATION. TW shall defend, indemnify and hold harmless the Company, IN and their officers, shareholders, and employees from and against all costs, expenses and losses (including reasonable attorneys' fees and costs) incurred through claims of any third parties against the Company or IN based on a breach by TW of any representation or warranty made in the Corporate Documents.

              (b) IN OBLIGATION. IN shall defend, indemnify and hold harmless the Company and TW and their officers, shareholders, and employees from and against all costs, expenses and losses (including reasonable attorneys' fees and costs) incurred through claims of third parties against the Company or TW based on a breach by IN of any representation or warranty made in the Corporate Documents.

              (c) CONDITION TO OBLIGATIONS. The indemnification obligations herein are contingent upon (i) the indemnified Party ("INDEMNIFIED PARTY") giving prompt written notice to the Indemnifying Party(s) ("INDEMNIFYING PARTY") of any such claim, (ii) the Indemnified Party allowing the Indemnifying Party(s) to control the defense and settlement of any such claim, and (iii) the Indemnified Party fully assisting, at the Indemnifying Party's (or Parties') expense, in the defense; PROVIDED, HOWEVER, that without relieving the Indemnifying Party of its obligations hereunder or impairing the Indemnifying Party's right to control the defense or settlement thereof, the Indemnified Party may elect to participate through separate counsel in the defense of any such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the employment of counsel by such Indemnified Party has been authorized in writing by the Indemnifying Party, (b) the Indemnified Party shall have reasonably concluded that there exists a material conflict of interest between the Indemnifying Party and such Indemnified Party in the conduct of the defense of such claim (in which case the Indemnifying Party shall not have the right to control the defense or settlement of such claim on behalf of such Indemnified Party) or (c) the Indemnifying Party shall not have employed counsel to assume the defense of such claim within a reasonable time after notice of the commencement thereof. In each of such cases the reasonable fees and expenses of counsel shall be at the expense of the Indemnifying Party.

              (d) SURVIVAL. Notwithstanding any other provision of this Agreement, the provisions of this Section 3 are intended to and shall survive termination of this Agreement so as to cover all claims instituted within the period set forth in the applicable statute of limitations.

         4. RESTRICTIVE LEGENDS. Purchaser understands and agrees that the Company will place the legends set forth in the Stockholders Agreement, or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company's Certificate of Incorporation or Bylaws, any other agreement between Purchaser and the Company or any agreement between Purchaser and any third party.

         5. IN SHAREHOLDER APPROVAL COVENANTS. Each of TW and IN acknowledge and agree that the non-exclusive licenses to be granted by each of TW and IN pursuant to the Joint Venture License Agreement shall each become an exclusive license, pursuant to Section 2 of the Joint Venture License Agreement, upon the approval by the shareholders of IN of such exclusivity (the "SHAREHOLDER APPROVAL"). In connection therewith, IN agrees and covenants that:

              (a) IN, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Action (defined below). Neither IN nor any of its affiliates shall, nor shall IN authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than TW or any designees of TW) concerning any Third Party Action; PROVIDED, HOWEVER, that nothing herein will prevent the IN board of directors (the "IN BOARD") from taking and disclosing to IN's shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE

ACT"), with regard to any tender or exchange offer. IN shall promptly notify TW in the event it receives any proposal or inquiry concerning a Third Party Action, including the terms and conditions thereof and the identity of the party submitting such proposal; and shall advise TW from time to time of the status and any material developments concerning the same.

              (b) The IN Board shall recommend the Shareholder Approval to the IN shareholders. Except as set forth in this Section 5(b), the IN Board shall not withdraw its recommendation of the Shareholder Approval or approve or recommend, or cause IN to enter into any agreement with respect to, any Third Party Action. Notwithstanding anything else herein, if the IN Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of counsel reasonably acceptable to TW, that it is required to do so in order to comply with its fiduciary duties, the IN Board may withdraw its recommendation of the Shareholder Approval or approve or recommend a Superior Proposal (defined below), but in each case only (i) after providing reasonable written notice to TW (a "NOTICE OF SUPERIOR PROPOSAL"), advising TW that the IN Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; and (ii) if TW does not, within five (5) business days of TW's receipt of the Notice of Superior Proposal, make an offer that the IN Board by a majority vote determines in its good faith judgment to be at least as favorable to IN's shareholders as such Superior Proposal; provided, however, that IN shall not be entitled to consummate any agreement with respect to a Superior Proposal unless and until the payments required pursuant to Section 5(d) are made. Any disclosure that the IN Board may be compelled to make with respect to the receipt of a proposal for a Third Party Action or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement provided that such disclosure states that no action will be taken by the IN Board in violation of this Section 5(b).

              (c) For the purposes of this Agreement, "THIRD PARTY ACTION" means the occurrence of any of the following events: (i) the acquisition of IN by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than TW or any affiliate thereof (a "THIRD PARTY"); (ii) the acquisition by a Third Party of any material portion of the assets or equity interests of IN, except to the extent such acquisition would not affect the terms of the Corporate Documents, the Joint Venture License Agreement or the Termination and License Agreement; (iii) the adoption by IN of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (iv) any other action of IN that would prevent the licenses described in the first paragraph of this Section 5 from becoming exclusive. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide proposal that, if consummated, would prevent the licenses described in the first paragraph of this Section 5 from becoming exclusive and otherwise on terms that the IN Board by a majority vote determines in its good faith judgment to be more favorable to IN's shareholders than such licenses becoming exclusive.

              (d) Without limiting any of the restrictions set forth in this
Section 5, in the event that IN consummates any agreement with respect to a Third Party Action, then IN shall pay to TW a fee of $150,000, plus the reasonable out-of-pocket expenses incurred by TW in connection with this transaction (which expenses shall not exceed $100,000), within one (1) business day of such consummation.

              (e) IN shall prepare and distribute, as promptly as practicable, a proxy statement in connection with the Shareholder Approval described in this
Section 5. IN shall consult with TW in connection with such proxy statement and Shareholder Approval process, and shall allow TW to review drafts of such proxy statement and reasonably participate in IN shareholder presentations. IN shall consider in good faith any comments made by TW with respect to proxy statement drafts. TW shall provide all information reasonably requested by IN in connection with the preparation of any such proxy statement.

         6. CONDITIONS TO CLOSING. The obligations of each Purchaser to purchase the Shares at the closing (the initial purchase of the Shares which shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, counsel to TW, 400 Sansome Street, San Francisco, California 94111, at 9:00 a.m. on such date occurring within three (3) business days of the satisfaction of the condition set forth in Section 6(i) below or as otherwise mutually agreed upon by the parties (the "CLOSING" or "CLOSING DATE")) are subject to the fulfillment to its satisfaction, on or prior to the Closing Date, of the following conditions:

              (a) COMPANY NAME. The Purchasers shall in good faith have agreed upon a name for the Company.

              (b) FILING OF THE CERTIFICATE. The Company's Certificate of Incorporation in the form attached hereto as Exhibit E shall have been filed with the Secretary of State of Delaware.

              (c) ORGANIZATIONAL MINUTES. The Board of Directors of the Company shall have adopted its organizational minutes in a form satisfactory to the Purchasers.

              (d) BYLAWS. The Board of Directors of the Company shall have adopted the Company's Bylaws in the form attached hereto as Exhibit F.

              (e) JOINT VENTURE LICENSE AGREEMENT. The Company and the Purchasers shall have executed and delivered the Joint Venture License Agreement in the form attached hereto as Exhibit A.

              (f) STOCKHOLDERS AGREEMENT. The Company and the Purchasers shall have executed and delivered the Stockholders Agreement in the form attached hereto as Exhibit B.

              (g) INVESTOR RIGHTS AGREEMENT. The Company and the Purchasers shall have executed and delivered the Investor Rights Agreement in the form attached hereto as Exhibit C.

              (h) TERMINATION AND LICENSE AGREEMENT. The Purchasers shall have executed and delivered the Termination and License Agreement in the form attached hereto as Exhibit D.

              (i) BANKRUPTCY COURT APPROVAL. IN shall have received bankruptcy court approval of a joint stipulation with regard to the Termination and License Agreement in a form satisfactory to the Purchasers.

              (j) REPRESENTATIONS AND WARRANTIES. Each Purchaser shall have delivered a certificate stating that (i) the representations and warranties made by such Purchaser in Section 3 hereof are true and correct on the Closing Date with the same force and effect as if they had been made on and as of that date and (ii) the representations and warranties set forth on Exhibit G are true and correct on the Closing Date.

IN and TW shall use their best efforts to effect the Closing, subject to the conditions set forth herein, promptly upon the satisfaction of the condition set forth in Section 6(i) above.

         7. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and the transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's common stock may be listed or quoted at the time of such issuance or transfer.

         8. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company and the Purchaser's heirs, executors, administrators, successors and assigns.

         9. GOVERNING LAW; SEVERABILITY. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

         10. NOTICES. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery, six (6) days after deposit in the United States mail by certified or registered mail (return receipt requested), one (1) business day after its deposit with any return receipt express courier (prepaid), or one (1) business day after transmission by telecopier, addressed to the other party at its address (or facsimile number, in the case of transmission by telecopier) as shown below its signature to this Agreement, or to such other address as such party may designate in writing from time to time to the other party.

         11. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

         12. HEADINGS. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. All references herein to Sections will refer to Sections of this Agreement.

         13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

         14. TITLE TO SHARES. The exact spelling of the name under which each Purchaser will take title to the Shares is that name listed on the signature page hereto. Each Purchaser desires to take title to the Shares as a corporation.

         15. PUBLIC ANNOUNCEMENT. The Purchasers may announce the existence of the Purchasers' relationship and this Agreement only at a time and in a form to be mutually determined, except for any such disclosure required by law, governmental authorities or stock exchanges.

         IN WITNESS WHEREOF, each Purchaser has caused this Agreement to be executed in duplicate, by its duly authorized representative, as of the Effective Date.



                                 TWO WAY TV LTD.



                                 By:
                                     -------------------------------------------

                                 Name:
                                       -----------------------------------------

                                 Title:
                                        ----------------------------------------


                                 INTERACTIVE NETWORK, INC.



                                 By:
                                     -------------------------------------------

                                 Name:
                                       -----------------------------------------

                                 Title:
                                        ----------------------------------------

                                    EXHIBIT A

                         JOINT VENTURE LICENSE AGREEMENT

                                    EXHIBIT B

                             STOCKHOLDERS AGREEMENT

                                    EXHIBIT C

                            INVESTOR RIGHTS AGREEMENT

                                    EXHIBIT D

                        TERMINATION AND LICENSE AGREEMENT

                                    EXHIBIT E

                          CERTIFICATE OF INCORPORATION

                                    EXHIBIT F

                                     BYLAWS

                                    EXHIBIT G

                    PURCHASER REPRESENTATIONS AND WARRANTIES

              (a) PURCHASE FOR OWN ACCOUNT FOR INVESTMENT. Purchaser is purchasing the Shares for Purchaser's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 ACT"). Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

              (b) ACCESS TO INFORMATION. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

              (c) UNDERSTANDING OF RISKS. Purchaser is a founder of the Company and is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (E.G., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualification and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares.

              (d) PURCHASER'S QUALIFICATIONS. Purchaser has a preexisting personal or business relationship with the Company and/or certain of its officers and/or directors of a nature and duration sufficient to make Purchaser aware of the character, business acumen and general business and financial circumstances of the Company and/or such officers and directors. By reason of Purchaser's business or financial experience, Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser's own interests in this transaction and is financially capable of bearing a total loss of this investment.

              (e) NO GENERAL SOLICITATION. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

              (f) COMPLIANCE WITH SECURITIES LAWS. Purchaser understands and acknowledges that, in reliance upon the representations and warranties made by Purchaser herein, the Shares are not being registered with the Securities and Exchange Commission ("SEC") under the 1933 Act or being qualified under the California Corporate Securities Law of 1968, as amended (the "LAW"), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and the Law or other applicable state securities laws which impose certain restrictions on Purchaser's ability to transfer the Shares.

              (g) RESTRICTIONS ON TRANSFER. Purchaser understands that, except as set forth in the Investor Rights Agreement, Purchaser may not transfer any Shares unless such Shares are registered under the 1933 Act or qualified under the Law or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Purchaser understands that only the Company may file a registration statement with the SEC or the California Commissioner of Corporations and that, except as set forth in the Investor Rights Agreement, the Company is under no obligation to do so with respect to the Shares. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the time proposed by Purchaser.

              (h) RULE 144. In addition, Purchaser has been advised that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, currently requires that the Shares be held for a minimum of one year, and in certain cases two years, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule
144. Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an "affiliate" of the Company and "current public information" about the Company (as defined in Rule 144) is not publicly available.

                                      G-2